UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2004

GameTech International, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	00023401	330612983
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Sandhill Rd, Reno, NV		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	775-850-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2004, GameTech International, Inc. (the "Company") entered into an employment agreement with John B. Furman providing for the employment of Mr. Furman as the Company’s Chief Executive Officer and President. The employment agreement has an initial term of two years and is subject to renewal for successive one-year periods. The employment agreement provides that throughout his employment, Mr. Furman shall serve on the Board of Directors of the Company.
The employment agreement provides for Mr. Furman to receive an annual base salary of $262,000. The base salary will be reviewed annually, and may be increased based on prevailing market conditions, Mr. Furman’s performance, and other considerations. As part of his initial compensation package, the Company granted to Mr. Furman options to purchase 210,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on September 2, 2004. The options vest as follows: (a) 100,000 of such options were vested on the date of grant; (b) 100,000 of such options shall vest in 25,000 share increments on each six-month anniversary following the date of grant; and (c) 10,000 of such options shall vest on September 2, 2005.
Under the employment agreement, the Company will provide Mr. Furman with reasonable living expenses in Reno, Nevada during a three-month period, travel expenses, reimbursement for personal and family health insurance and disability insurance, and other benefits and perquisites as may from time to time be provided to other executives of the Company. The agreement contains provisions that prohibit Mr. Furman from competing with the Company or soliciting the Company’s customers, employees, or vendors for a period of 12 months following the termination of his employment with the Company.
The employment agreement provides that either the Company or Mr. Furman may terminate the agreement at any time. If Mr. Furman’s employment is terminated without cause by the Company or voluntarily by him within 12 months following a change of control of the Company or for good reason (as defined in the agreement), Mr. Furman will receive (i) all previously unpaid base salary and bonus earned pursuant to any plan through the date of termination, (ii) the benefit of the immediate vesting of all stock options, and (iii) a lump sum payment over a period of time of a severance amount equal to his base salary as of the date of termination, together with continued reimbursement of his family health insurance and disability insurance for either 18 months or the remainder of the term of the agreement, whichever is greater. If Mr. Furman’s employment is terminated for reason of disability or death, he will receive (i) above and the continued reimbursement of his family health insurance and disability insurance up to the date of termination. If Mr. Furman’s employment is terminated by him voluntarily without good reason and there has not been a change of control, or by the Company for cause (as defined in the agreement), he will receive (i) above and the right to exercise all options previously granted, provided that such options have vested as of the date of termination. In addition, upon termination of his employment, Mr. Furman will resign from the Company’s Board of Directors.
In the event of a change of control of the Company, the employment agreement will be automatically extended for a period of 24 months following the effective date of the change of control, or such longer period equal to the remaining term of the agreement.
The employment agreement is attached hereto as Exhibit 10.25.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

John B. Furman has served as an independent member of the Company’s Board of Directors and a member of the Audit, Compensation, and Nominating Committees. As the result of his appointment as President and Chief Executive Officer of the Company as described in Items 1.01 and 5.02 of this Current Report on Form 8-K, Mr. Furman will no longer qualify as an independent director or as a member of the Audit, Compensation, or Nominating Committees under Nasdaq marketplace Rules 4200(a)(15). On September 8, 2004, Nasdaq notified the Company that as a result of Mr. Furman’s appointment, the Company does not meet the independent director and Audit committee requirements for continued listing on the Nasdaq Stock Market under Marketplace Rules 4350-1(c) and 4350-1(d)(2), respectively. Nasdaq has asked the Company to submit to Nasdaq by September 22, 2004 a specific plan that will enable the Company to comply with the applicable Nasdaq rules. The Nominating Committee of the Board of Directors currently is seeking one or more independent directors to recommend for service on the Company’s Board of Directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Clarence H. Thiesen retired as Chief Executive Officer of the Company, effective September 1, 2004.
(c) The Company has appointed Mr. John B. Furman to replace Mr. Thiesen as Chief Executive Officer effective as of September 2, 2004. Mr. Furman will also serve as President of the Company. In connection with Mr. Furman’s appointment, the Company and Mr. Furman have entered into an employment agreement, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
Mr. Furman has served as a member of the Company’s Board of Directors since May 2003 and has served as Chairman of the Company’s Compensation Committee as well as a member of the Company’s Nominating and Audit Committees. Mr. Furman has been, since February 2000, a consultant to public and private companies, where he has primarily been involved in product commercialization, business transactions, and financial restructurings. Mr. Furman is a director, Chairman of the Compensation Committee, and member of the Audit Committee of MarineMax, Inc., a NYSE-listed company that is the nation's largest boat dealer; and, a director and member of the Audit Committee of Smith & Wesson Holding Corporation, an AMEX-listed manufacturer of firearms and related accessories. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly held provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the Phoenix-based law firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977.
On September 2, 2004, the Company issued a press release announcing the retirement of Mr. Thiesen as Chief Executive Officer and the appointment of Mr. Furman as Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No. Description
10.25 Employment Agreement dated September 2, 2004 between the Registrant and John B. Furman.
99.1 Press Release dated September 2, 2004 entitled "GameTech Announces New President and CEO, John B. Furman".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GameTech International, Inc (Registrant)

September 7, 2004	By:	Andrejs K Bunkse

Name: Andrejs K Bunkse
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

EX-10.25	Employment Agreement dated September 2, 2004 between the Registrant and John B. Furman
EX-99.1	Press Release dated September 2, 2004 entitled "GameTech Announces New President and CEO, John B. Furman".